    As filed with the Securities and Exchange Commission on August 11, 2000
                                                   Registration No. 333- _______
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM S-8
                             REGISTRATION STATEMENT
                                      Under
                           The Securities Act of 1933


                         LARGE SCALE BIOLOGY CORPORATION
             (Exact name of registrant as specified in its charter)


             DELAWARE                                     77-0154648
  (State or other jurisdiction                 (IRS Employer Identification No.)
of incorporation or organization)


                      3333 VACA VALLEY PARKWAY, SUITE 1000
                               VACAVILLE, CA 95688
               (Address of principal executive offices) (Zip Code)

                            2000 STOCK INCENTIVE PLAN
                        2000 EMPLOYEE STOCK PURCHASE PLAN
                            (Full title of the Plans)


                                 ROBERT L. ERWIN
                             CHIEF EXECUTIVE OFFICER
                         LARGE SCALE BIOLOGY CORPORATION
                      3333 VACA VALLEY PARKWAY, SUITE 1000
                               VACAVILLE, CA 95688
                     (Name and address of agent for service)
                                 (707) 446-5501
          (Telephone Number, including area code, of agent for service)


                         CALCULATION OF REGISTRATION FEE


=============================================================================================================================
Title of Securities                  Amount to be   Proposed Maximum Offering     Proposed Maximum              Amount of
to be Registered                     Registered(1)     Price per Share(2)     Aggregate Offering Price(2)    Registration Fee
-----------------------------------------------------------------------------------------------------------------------------
2000 Stock Incentive Plan
---------------------------------
Common Stock, $0.001 par value     8,478,500 shares         $ 24.50                $ 207,723,250                $ 54,839

2000 Employee Stock Purchase Plan
---------------------------------
Common Stock, $0.001 par value       350,000 shares         $ 24.50                $   8,575,000                $  2,264
                                   ----------------                                                              -------
                                   8,828,500 shares                           Aggregate Registration Fee        $ 57,103
                                   ================                                                              =======
=============================================================================================================================


(1) This Registration Statement shall also cover any additional shares of Common Stock which become issuable under the 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the Registrant's receipt of consideration which results in an increase in the number of the outstanding shares of Registrant's Common Stock.

(2) Calculated solely for purposes of this offering under Rule 457(h) of the Securities Act of 1933, as amended, on the basis of the average of the high and low selling price per share of the Registrant's Common Stock on August 10, 2000, as reported by the Nasdaq National Market.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3. Incorporation of Documents by Reference

               Large Scale Biology Corporation (the "Registrant") hereby incorporates by reference into this Registration Statement the following documents previously filed with the Securities and Exchange Commission (the "Commission"):

        (a) The Registrant's Registration Statement No. 333-34198 on Form S-1 filed with the Commission on April 6, 2000, as amended on Form S-1/A filed with the Commission on June 29, 2000, July 24, 2000, August 4, 2000 and August 9, 2000;

        (b) The Registrant's prospectus filed with the Commission pursuant to Rule 424(b)(1) promulgated under the Securities Act of 1933, as amended (the "1933 Act"), in connection with the Registrant's Registration Statements No. 333-34198, in which there is set forth the audited financial statements for the Registrant's fiscal year ended December 31, 1999; and

        (C) The Registrant's Registration Statement No. 000-31275 on Form 8-A12G filed with the Commission on August 7, 2000, pursuant to
                Section 12(b) of the Securities Exchange Act of 1934 (the "Exchange Act"), in which there is described the terms, rights and provisions applicable to the Registrant's outstanding Common Stock.

               All reports and definitive proxy or information statements filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "1934 Act") after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which de-registers all securities then remaining unsold shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4. Description of Securities

               Not applicable.

Item 5. Interests of Named Experts and Counsel

               Not applicable.

Item 6. Indemnification of Directors and Officers

               The Registrant's certificate of incorporation eliminates to the maximum extent allowed by the Delaware General Corporation Law, directors' personal liability to the Registrant or its stockholders for monetary damages for breaches of fiduciary duties. The Registrant's certificate of incorporation does not, however, eliminate or limit the personal liability of a director for the following:

        - any breach of the director's duty of loyalty to the Registrant or its stockholders;

        - acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

        - unlawful payments of dividends or unlawful stock repurchases or redemptions; or

        - any transaction from which the director derived an improper personal benefit.

               The Registrant's bylaws provide that it shall indemnify its directors and executive officers to the fullest extent permitted under the Delaware General Corporation Law and may indemnify its other officers, employees and other agents as set forth in the Delaware General Corporation Law. In addition, it has entered into an indemnification agreement with each of its directors and executive officers. The indemnification agreements contain provisions that require it, among other things, to indemnify its directors and executive officers against liabilities, other than liabilities arising from intentional or knowing and culpable violations of law, that may arise by reason of their status or service as directors or executive officers of the Registrant or other entities to which they provide service at its request and to advance expenses they may incur as a result of any proceeding against them as to which they could be indemnified. The Registrant believes that these bylaw provisions and indemnification agreements are necessary to attract and retain qualified directors and officers.



Item 7. Exemption from Registration Claimed

               Not applicable.

Item 8. Exhibits


     Exhibit
      Number    Exhibit
      ------    -------
        4       Instruments Defining the Rights of Stockholders. Reference is
                made to Registrant's Registration Statement No. 000-31275 on
                Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this
                Registration Statement.

        5       Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1    Consent of Deloitte & Touche LLP, Independent Auditors.

        23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.

        24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1    2000 Stock Incentive Plan.

        99.2    2000 Employee Stock Purchase Plan.


Item 9. Undertakings

               A. The undersigned Registrant hereby undertakes: (1) to file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement: (i) to include any prospectus required by Section 10(a)(3) of the 1933 Act, (ii) to reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement and (iii) to include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement; provided, however, that clauses (1)(i) and (1)(ii) shall not apply if the information required to be included in a post-effective amendment by those clauses is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the 1934 Act that are incorporated by reference into this Registration Statement; (2) that for the purpose of determining any liability under the 1933 Act each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and (3) to remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the Registrant's 2000 Stock Incentive Plan and 2000 Employee Stock Purchase Plan.

               B. The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the 1933 Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the 1934 Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               C. Insofar as indemnification for liabilities arising under the 1933 Act may be permitted to directors, officers or controlling persons of the Registrant pursuant to the indemnification provisions summarized in Item 6 or otherwise, the Registrant has been advised that, in the opinion of the Commission, such indemnification is against public policy as expressed in the 1933 Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer, or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the 1933 Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

               Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Vacaville, State of California on this 11th day of August, 2000.


                          LARGE SCALE BIOLOGY CORPORATION

                          By: /s/ Robert L. Erwin
                              -------------------------------------------------
                              Robert L. Erwin
                              Chairman of the Board and Chief Executive Officer


                                POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS:

               That the undersigned officers and directors of Large Scale Biology Corporation a Delaware corporation, do hereby constitute and appoint Robert L. Erwin and John S. Rakitan, and each of them, the lawful attorneys-in-fact and agents with full power and authority to do any and all acts and things and to execute any and all instruments which said attorneys and agents, and any one of them, determine may be necessary or advisable or required to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules or regulations or requirements of the Securities and Exchange Commission in connection with this Registration Statement. Without limiting the generality of the foregoing power and authority, the powers granted include the power and authority to sign the names of the undersigned officers and directors in the capacities indicated below to this Registration Statement, to any and all amendments, both pre-effective and post-effective, and supplements to this Registration Statement, and to any and all instruments or documents filed as part of or in conjunction with this Registration Statement or amendments or supplements thereof, and each of the undersigned hereby ratifies and confirms that all said attorneys and agents, or any one of them, shall do or cause to be done by virtue hereof. This Power of Attorney may be signed in several counterparts.

               IN WITNESS WHEREOF, each of the undersigned has executed this Power of Attorney as of the date indicated.

               Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


          SIGNATURE                                TITLE                            DATE
          ---------                                -----                            ----

/s/ Robert L. Erwin
-------------------------------   Chairman of the Board and Chief            August 11, 2000
Robert L. Erwin                   Executive Officer (Principal Executive
                                  Officer)

/s/ David R. McGee
-------------------------------   Senior Vice President, Chief Operating     August 5, 2000
David R. McGee, Ph.D              Officer and Assistant

          SIGNATURE                                TITLE                            DATE
          ---------                                -----                            ----

/s/ Lawrence K. Grill, Ph.D
-------------------------------   Senior Vice President, Research            August 7, 2000
Lawrence K. Grill, Ph.D

/s/ R. Barry Holtz, Ph.D
-------------------------------   Senior Vice President, Product             August 7, 2000
R. Barry Holtz, Ph.D              Development and Biopharmaceutical
                                  Manufacturing

/s/ John S. Rakitan
-------------------------------   Senior Vice President, General Counsel     August 11, 2000
John S. Rakitan                   and Secretary (Principal Financial
                                  Officer)

/s/ Michael D. Centron
-------------------------------   Treasurer and Controller (Principal        August 7, 2000
Michael D. Centron                Accounting Officer)

/s/ N. Leigh Anderson
-------------------------------   Director                                   August 11, 2000
N. Leigh Anderson

/s/ Marvyn Carton
-------------------------------   Director                                   August 11, 2000
Marvyn Carton

/s/ Bernard I. Grosser, M.D.
-------------------------------   Director                                   August 11, 2000
Bernard I. Grosser, M.D.

/s/ Charles A. Hayes
-------------------------------   Director                                   August 11, 2000
Charles A. Hayes

/s/ Sol Levine
-------------------------------   Director                                   August 11, 2000
Sol Levine

/s/ John W. Maki
-------------------------------   Director                                   August 8, 2000
John W. Maki

          SIGNATURE                                TITLE                            DATE
          ---------                                -----                            ----

/s/ John J. O'Malley
-------------------------------   Director                                   August 11, 2000
John J. O'Malley

/s/ James P. TenBroek
-------------------------------   Director                                   August 4, 2000
James P. TenBroek

/s/ Robert Walden
-------------------------------   Director                                   August 11, 2000
Robert Walden

/s/ Jacobo Zaidenweber, M.D.
-------------------------------   Director                                   August 11, 2000
Jacobo Zaidenweber, M.D.

                       SECURITIES AND EXCHANGE COMMISSION

                                WASHINGTON, D.C.


                                    EXHIBITS

                                       TO

                                    FORM S-8

                                      UNDER

                             SECURITIES ACT OF 1933


                         LARGE SCALE BIOLOGY CORPORATION

                                  EXHIBIT INDEX



     Exhibit
      Number    Exhibit
      ------    -------
        4       Instruments Defining the Rights of Stockholders. Reference is
                made to Registrant's Registration Statement No. 000-31275 on
                Form 8-A12G, together with any exhibits thereto, which are incorporated herein by reference pursuant to Item 3(d) to this
                Registration Statement.

        5       Opinion and consent of Brobeck, Phleger & Harrison LLP.

        23.1    Consent of Deloitte & Touche LLP, Independent Auditors.

        23.2    Consent of Brobeck, Phleger & Harrison LLP is contained in
                Exhibit 5.

        24 Power of Attorney. Reference is made to page II-4 of this Registration Statement.

        99.1    2000 Stock Incentive Plan.

        99.2    2000 Employee Stock Purchase Plan.